                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    Form 8-K/A
                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                ---------------

         Date of Report (Date of Earliest Event Reported):  February 10, 1998


                           GulfMark Offshore, Inc.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Delaware
          ------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          000-22853                                  76-0526032
   -------------------------                   ----------------------
  (Commission File Number)               (I.R.S. Employer Identification No.)


   5 Post Oak Park, Suite 1170, Houston, Texas                     77027
   -------------------------------------------                   ----------
   (Address of Principal Executive Offices)                       (Zip Code)


                                   (713)963-9522
          -------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                          N/A
          --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                EXPLANATORY NOTE

	This current report on Form 8-K/A amends and restates in its entirety
Item 7 of the current report on Form 8-K of GulfMark Offshore, Inc. (the "Company") dated February 10, 1998 and filed with the Securities and Exchange Commission on February 25, 1998 (the "Original Form 8-K").


ITEM 7.    Financial Statements and Exhibits
-------    ---------------------------------

(a)   Financial Statements of Business Acquired.

      The Consolidated Statements of Operations of Brovig Supply ASA ("Brovig") for the period from July 1, 1997 through December 31, 1997, and the accompanying Consolidated Balance Sheet of Brovig as of December 31, 1997 are attached hereto as Annex II. Additionally, audited statements of revenues and direct operating expenses for the six month period ending June 30, 1997 and for the year ended December 31, 1996 are included in Annex II.

(b)   Pro Forma Financial Information.

      Pro forma financial information of the Company is attached hereto as Annex I.

(c) Exhibits.

Exhibit No.                   Description
-----------       ----------------------------------------
*10.1             Floating Rate Bridge Loan Facility and
                  Guarantee Facility dated February 4,
                  1998 among GulfMark Offshore, Inc.,
                  Christiania Bank of Kreditkasse ASA
                  for itself as Agent for the other banks
                  and financial institutions listed.

 23.1             Consent of Coopers and Lybrand ANS


*Previously filed as an exhibit to the Original Form 8-K.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GulfMark Offshore, Inc.


Date: April 24, 1998                  By: /s/ Frank R. Pierce
                                              -------------------------
                                              Executive Vice President



                             EXHIBIT INDEX

Exhibit No.                   Description
-----------       ----------------------------------------
*10.1             Floating Rate Bridge Loan Facility and
                  Guarantee Facility dated February 4,
                  1998 among GulfMark Offshore, Inc.,
                  Christiania Bank of Kreditkasse ASA
                  for itself as Agent for the other banks
                  and financial institutions listed.

 23.1             Consent of Coopers and Lybrand ANS


*Previously filed as an exhibit to the Original Form 8-K.

Annex I

     The following unaudited pro forma consolidated financial statements as of December 31, 1997 and for the year ended December 31, 1997 illustrate the effect of the acquisition of Brovig Supply ASA ("Brovig"), as described in Note 1 to the unaudited pro forma financial statements. The unaudited pro forma consolidated balance sheet as of December 31, 1997 has been prepared assuming that the acquisition was consummated as of December 31, 1997. The unaudited pro forma consolidated statement of income for the year ended December 31, 1997 has been prepared assuming that such transaction was consummated as of January 1, 1997.

     The historical results of operations for the Company have been derived from the Company's consolidated financial statements. The historical results of Brovig as of and for the six months ended December 31, 1997 have been derived from Brovig's consolidated financial statements as adjusted for generally accepted accounting principles in the United States ("US GAAP") and have been translated into U.S. dollars in accordance with US GAAP. The historical statements of Brovig's Revenues less Direct Operating Expenses of the Brovig vessels for the period prior to July 1, 1997 have been derived from certain financial information from Brovig Offshore ASA, a Norwegian shipping concern, which relates to the fleet of four vessels demerged from Brovig Offshore ASA effective, for accounting purposes on July 1, 1997 as adjusted for US GAAP and have been translated into US dollars in accordance with US GAAP.

     The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates as described in the Notes to the Unaudited Pro Forma Financial Statements. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information. The unaudited pro forma financial statements and the notes thereto should be read in conjunction with the historical consolidated financial statements of the Company and Brovig.

     The unaudited pro forma consolidated financial statements do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred at the beginning of 1997, in such statements or the results that may be obtained in the future.

                            GULFMARK OFFSHORE, INC.
                Unaudited Pro Forma Consolidated Balance Sheet
                            As of December 31, 1997
                               (In thousands)

                                                        Brovig
                                          GulfMark      Supply          Pro Forma
                                          Historical   Historical      Adjustments       Total
                                          ----------   ----------     -------------    --------
              ASSETS
Cash . . . . . . . . . . . . . . . . . . $   25,885    $     779      $   16,428 (A)   $ 17,928
                                                                         (25,164)(B)
Accounts Receivable. . . . . . . . . . .     10,505        2,295                         12,800
Other Current Assets . . . . . . . . . .        633          199                            832
                                         -----------   ----------                      ---------
Total Current Assets . . . . . . . . . .     37,023        3,273                         31,560

Vessels and Other Fixed Assets . . . . .    105,262       38,505          18,995 (B)    162,762
Brovig Investment  . . . . . . . . . . .      8,388            -          (8,388)(B)          -
Goodwill . . . . . . . . . . . . . . . .          -            -          18,212 (B)     18,212
Other assets . . . . . . . . . . . . . .      3,988            -                          3,988
                                         -----------   ----------                      ---------
Total Assets . . . . . . . . . . . . . . $  154,661    $  41,778                       $216,522
                                         ===========   ==========                      =========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Portion of Long-term Debt. . . . $   10,506        3,976          16,428 (A)     30,910
Accounts Payable . . . . . . . . . . . .      3,839          477                          4,316
Accrued Liabilities & Other  . . . . . .      3,261          502             500 (B)      4,263
                                         -----------   ----------                      ---------
Total Current Liabilities  . . . . . . .     17,606        4,955                         39,489

Long-term Debt . . . . . . . . . . . . .     42,918       33,678                         76,596
Accrued Drydocking . . . . . . . . . . .          -          367            (367)(B)          -
Deferred Taxes . . . . . . . . . . . . .      8,255        1,056           5,244 (C)     14,555
Minority Interest  . . . . . . . . . . .        610            -                            610

Common Stock . . . . . . . . . . . . . .         79        1,722          (1,722)(B)         79
Additional Paid-in Capital . . . . . . .     60,487            -                         60,487
Retained Earnings  . . . . . . . . . . .     26,271            -                         26,271
Cumulative Translation Adjustment  . . .     (1,565)           -                         (1,565)
                                         -----------   ----------                      ---------
                                             85,272        1,722                         85,272
                                         -----------   ----------                      ---------
Total Liabilities & Stockholders' Equity $  154,661    $  41,778                       $216,522
                                         ===========   ==========                      =========


       The accompanying notes are an integral part of this financial statement.

                            GULFMARK OFFSHORE, INC.
                Unaudited Pro Forma Consolidated Statement of Income
                            For The Year Ended December 31, 1997
                     (In thousands, except per share amounts)

                                                       Brovig       Brovig
                                                       Supply       Supply
                                                     Historical    Pro Forma     Pro
                                          GulfMark     July 1       Jan 1 to    Forma
                                         Historical  to Dec 31    June 30 (D)  Adjust.     Total
                                         ----------  -----------  -----------  --------    ------

Revenues. . . . .  . . . . . . . . . . . $  46,019   $    7,777   $ 6,623 (D)  $  (59)(F)  $ 60,360

Direct Operating Expenses. . . . . . . .    18,231        3,533     3,290 (D)     (59)(F)    24,662
                                                                                 (333)(G)

General and Administrative Expenses  . .     5,364          271       284 (D)                 5,919

Depreciation and Amortization. . . . . .     6,711        1,294     1,207 (D)   1,240 (H)    10,907
                                                                                  455 (I)
                                         ----------  -----------                            --------
Operating Income . . . . . . . . . . . .    15,713        2,679                              18,872

Interest Expense, net. . . . . . . . . .    (3,819)      (1,169)   (1,169)(E)  (1,595)(J)    (7,752)

Other  . . . . . . . . . . . . . . . . .       (73)         (87)                   87 (K)       (73)
                                         ----------  -----------                            --------
Income from Continuing Operations
       Before Income Tax. . . . .. . . .    11,821        1,423                              11,047

Tax Provision  . . . . . . . . . . . . .    (3,626)        (427)                  644 (L)    (3,409)
                                         ----------  -----------                            --------
Income from Continuing Operations. . . . $   8,195   $      996                             $ 7,638
                                         ==========  ===========                            ========
Basic earnings per share . . . . . . . . $    1.15                                          $  1.07
Diluted earnings per share . . . . . . .      1.11                                             1.03

Weighted average shares
    outstanding (basic). . . . . . . . .     7,155                                            7,155
Weighted average shares
    outstanding (diluted). . . . . . . .     7,413                                            7,413



     The accompanying notes are an integral part of this financial statement.

                          GULFMARK OFFSHORE, INC.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   BACKGROUND:

     On February 10, 1998, GulfMark Offshore, Inc. ("GulfMark" or the "Company")completed its acquisition of approximately 96 percent of the outstanding shares of Brovig Supply ASA, a publicly traded Norwegian company ("Brovig"). The remaining 4 percent was acquired on March 26, 1998 (the "Acquisition"). Total consideration for the Acquisition was approximately $73.0 million, which includes the assumption of debt of approximately NOK 277 million ($37.4 million). Approximately $16.4 million of the purchase price was funded through a Floating Rate Bridge Loan Facility dated February 4, 1998 from Christiania Bank og Kreditkasse ASA (the "Bridge Loan"). The balance of the purchase price was funded by the Company's cash on hand. The shares were acquired pursuant to a public bid made by GulfMark in accordance with Norwegian law and the requirements of the Oslo Stock Exchange. Brovig owns five offshore support vessels including one newly built vessel which was delivered on December 19, 1997 which provide marine support and transportation services to companies engaged in offshore exploration and production of oil and gas in the North Sea. The Unaudited Pro Forma Statement of Income includes the results of the newly delivered vessel only for the period from delivery to year end.

2.   BASIS OF PRESENTATION:

     The accompanying unaudited pro forma balance sheet has been prepared assuming that 100 percent of the outstanding shares of Brovig were acquired and the Acquisition and the related financing transactions were consummated as of December 31, 1997. The accompanying unaudited pro forma statement of income for the year ended December 31, 1997 has been prepared assuming that such transactions were consummated as of January 1, 1997.

3.   PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS:

     The unaudited pro forma financial statements reflect the following pro forma adjustments related to the Acquisition and the related financing transactions:

     (A)  Receipt of aggregate proceeds of the $16.4 million Bridge Loan.

     (B) Acquisition of Brovig for total consideration of approximately $72.2 million plus $0.5 million in transaction expenses. Based on preliminary determinations of the fair values of assets and liabilities acquired, approximately $57.5 million of the total purchase cost has been allocated to property and equipment, representing a $19.0 million step up from historical cost. Additional adjustments to reflect the acquisition include elimination of the historical capital accounts of Brovig, recording $18.2 million of goodwill, removal of existing investment in Brovig and a conforming change to remove accrued drydocking.

     (C) Deferred taxes provided based on the difference in the aggregate book and tax bases of assets at the statutory rate for Brovig.

     (D) Full separate results for Brovig are only available for the period from July 1, 1997 to December 31, 1997. Prior to July 1, 1997, the operations of Brovig Supply were included with its parent company, Brovig Offshore ASA. These amounts reflect the historical operating results associated with the assets transferred to Brovig from Brovig Offshore ASA.

     (E) Interest expense during the period operated as a segment of Brovig Offshore ASA was estimated assuming the same amount as the period operated separately.

     (F) Elimination of revenue and operating expenses related to management fees charged by GulfMark to Brovig related to one vessel managed by GulfMark during the period.

     (G) Decrease in operating expense based on conforming Brovig's accounting policy of accruing for future drydockings to GulfMark's policy of amortizing past drydockings.

     (H) Increase in depreciation and amortization due to depreciation on step up in basis of vessels over remaining useful lives and to conform accounting policies regarding salvage values.

     (I) Increase in depreciation and amortization due to amortization of goodwill with an estimated life of 40 years.

     (J) Increase in interest expense, net, due to the increased indebtedness of $16.4 million from the Bridge Loan as well as the assumed reduction in interest income related to the cash paid for Brovig.

     (K) Decrease in other expense relates to the removal of certain translation losses during the period from July 1, 1997 to December 31, 1997 based on the exchange rate in effect on those dates. Using the exchange rate changes from December 31, 1996 to December 31, 1997, no such losses would exist.

     (L) Income tax effects of Brovig pro forma adjustments herein, based on a Norwegian income tax rate of 28 percent; all income taxes are deferred under the Norwegian Shipping Tax Act.

Annex II


                          REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
of Brovig Supply ASA


     We have audited the accompanying consolidated balance sheet of Brovig Supply ASA and subsidiaries as of December 31, 1997, and the related consolidated statements of operations and cash flows for the six-month period ended December 31, 1997, all expressed in Norwegian kroner. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in Norway, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brovig Supply ASA and subsidiaries as of December 31, 1997, and the results of its operations and its cash flows for the six-month period ended December 31, 1997, in conformity with generally accepted accounting principles in Norway.

     Generally accepted accounting principles in Norway vary in certain respects from generally accepted accounting principles in the United States. The application of the latter would have affected the determination of net income for the six-month period ended December 31, 1997, and determination of shareholders' equity at December 31, 1997 to the extent summarized in Note 12 to the consolidated financial statements.

Coopers & Lybrand ANS
Oslo, Norway
April 23, 1998

                              Brovig Supply ASA
                      Consolidated Statements of Operations
              for the six-month period ended December 31, 1997
                            (Amounts in thousands)

                                                                   1997    1997
                                                                   NOK     USD
                                                                 ------  ------
Operating revenues:
Net freight revenues ships . . . . . . . . . . . . . . . .       54,692   7,427
                                                                 ------  ------
Total operating revenues . . . . . . . . . . . . . . . . .       54,692   7,427

Operating expenses:
Crew expenses ships  . . . . . . . . . . . . . . . . . . .       15,169   2,060
Other operating expenses ships . . . . . . . . . . . . . .        9,673   1,314
General and administrative expenses  . . . . . . . . . . .        1,907     259
                                                                 ------  ------
Total operating expenses . . . . . . . . . . . . . . . . .       26,749   3,633
                                                                 ------  ------
Operating income before depreciation . . . . . . . . . . .       27,943   3,794
                                                                 ------  ------
Depreciation . . . . . . . . . . . . . . . . . . . . . . .        9,100   1,235
                                                                 ------  ------

Operating income . . . . . . . . . . . . . . . . . . . . .       18,843   2,559
                                                                 ------  ------

Financial items:
Interest income . . . . . . . . . . . . . . . . . . . . . .          92      12
Interest expenses . . . . . . . . . . . . . . . . . . . . .      (8,314) (1,129)
Foreign exchange gains  . . . . . . . . . . . . . . . . . .          51       7
Foreign exchange losses . . . . . . . . . . . . . . . . . .        (665)    (90)
                                                                 ------  ------
Net financial items . . . . . . . . . . . . . . . . . . . .      (8,836) (1,200)
                                                                 ------  ------
Income before extraordinary items . . . . . . . . . . . . .      10,007   1,359
                                                                 ------  ------
Extraordinary items:
Extraordinary expenses  . . . . . . . . . . . . . . . . . .      (3,764)   (511)
                                                                 ------  ------
Income before taxes . . . . . . . . . . . . . . . . . . . .       6,243     848
                                                                 ------  ------
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .           -       -
                                                                 ------   -----
Net income  . . . . . . . . . . . . . . . . . . . . . . . .       6,243     848
                                                                 ======  ======


      The accompanying notes are an integral part of this financial statement.

                                Brovig Supply ASA
                             Consolidated Balance Sheet
                              As of December 31, 1997
                              (Amounts in thousands)

                                                              1997      1997
                                                              NOK       USD
                                                            -------   -------
                                ASSETS
Current assets:
Bank deposits . . . . . . . . . . . . . . . . . . . . .       5,740       779
Accounts receivable . . . . . . . . . . . . . . . . . .      16,901     2,295
Other current assets  . . . . . . . . . . . . . . . . .       1,460       199
                                                            -------   -------
     Total current assets . . . . . . . . . . . . . . .      24,101     3,273
                                                            -------   -------
Fixed assets:
Supply ships . . . . . . . . . . . . . . . . . . . . . .    283,539    38,505
                                                            -------   -------
     Total fixed assets  . . . . . . . . . . . . . . . .    283,539    38,505
                                                            -------   -------
     Total assets  . . . . . . . . . . . . . . . . . . .    307,640    41,778
                                                            =======   =======
                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade creditors  . . . . . . . . . . . . . . . . . . . .      1,086       147
Accrued interest . . . . . . . . . . . . . . . . . . . .      2,429       330
Other current liabilities  . . . . . . . . . . . . . . .      3,696       502
                                                            -------   -------
     Total current liabilities . . . . . . . . . . . . .      7,211       979
                                                            -------   -------
Long-term liabilities:
Long-term debt . . . . . . . . . . . . . . . . . . . . .    277,275    37,654
Accrued dry-dock expenses  . . . . . . . . . . . . . . .      2,700       367
Deferred taxes . . . . . . . . . . . . . . . . . . . . .
                                                            -------   -------
     Total long-term liabilities . . . . . . . . . . . .    279,975    38,021
                                                            -------   -------
     Total liabilities . . . . . . . . . . . . . . . . .    287,186    39,000
                                                            -------   -------
Shareholders' equity:
Share capital, 11,648,380 shares
    outstanding at NOK 3.08 par value  . . . . . . . . .     35,877     4,872

Other equity . . . . . . . . . . . . . . . . . . . . . .    (15,423)   (2,094)
                                                            -------   -------
     Total shareholders' equity . . . . . . . . . . . . .    20,454     2,778
                                                            -------   -------
     Total liabilities and shareholders' equity . . . . .   307,640    41,778
                                                            =======   =======
Mortgages  . . . . . . . . . . . . . . . . . . . . . . .    277,275    37,654


      The accompanying notes are an integral part of this financial statement.

                                        Brovig Supply ASA
                       Consolidated Statements of Cash Flows
              For the six-month period ended December 31, 1997
                              (Amounts in thousands)

                                                                     1997      1997
                                                                     NOK       USD
                                                                   -------   -------
Cash flows from operating activities:

    Net income  . . . . . . . . . . . . . . . . . . . . . . . .      6,243       848

    Depreciation  . . . . . . . . . . . . . . . . . . . . . . .      9,100     1,235
    Change in accounts receivables  . . . . . . . . . . . . . .    (16,901)   (2,295)
    Change in other current assets  . . . . . . . . . . . . . .     (1,460)     (198)
    Change in trade creditors and other current liabilities . .      7,211       981
    Change in accrued drydock expenses  . . . . . . . . . . . .      1,170       159
    Unrealized foreign exchange losses  . . . . . . . . . . . .        665        90
                                                                   -------   -------
       Net cash flows from operating activities . . . . . . . .      6,028       820
                                                                   -------   -------

Cash flows from investing activities:

    Cash paid to purchase 50% of newbuilding contract . . . . .    (63,153)   (8,576)
                                                                   -------   -------

       Net cash flows from investing activities . . . . . . . .    (63,153)   (8,576)
                                                                   -------   -------

Cash flows from financial activities:

    Cash received from long-term borrowings . . . . . . . . . .    128,000    17,380
    Cash used on repayment of long-term debt  . . . . . . . . .   (184,308)  (25,029)
    Cash received from shareholders as new equity . . . . . . .    119,173    16,184
                                                                   -------   -------

       Net cash flows from financial activities . . . . . . . .     62,865     8,535
                                                                   -------   -------

Net change in cash and bank deposits  . . . . . . . . . . . . .      5,740       779

Cash and bank deposits at start of period . . . . . . . . . . .          -         -
Cash and bank deposits at end of period . . . . . . . . . . . .      5,740       779
                                                                   -------   -------
Net change in cash and bank deposits  . . . . . . . . . . . . .      5,740       779
                                                                   =======   =======


      The accompanying notes are an integral part of this financial statement.

1.    Accounting Policies

FORMATION OF BROVIG SUPPLY ASA & BROVIG SUPPLY SKIBS AS

     The supply vessel activities of Brovig Offshore ASA were transferred to a wholly-owned, newly established subsidiary of Brovig Offshore ASA named Brovig Supply Skibs AS with financial effect from July 1, 1997. Brovig Supply Skibs AS was set up in order to qualify for taxation according to the new tax regime for shipping companies in Norway, and does not have any employees. Brovig Offshore ASA transferred 4 supply ships and a 50 % share of a newbuilding contract for a platform supply vessel at market values. Corresponding long term ship loans and accrued dry-dock expenses were transferred at book values. The net asset value transferred was financed by an intercompany loan of NOK 140 million from Brovig Offshore ASA to the subsidiary and the rest was financed by equity capital.

     Brovig Supply ASA was established on September 26, 1997 through a demerger of Brovig Offshore ASA. The entire shareholding in Brovig Supply Skibs AS was transferred from Brovig Offshore ASA to the new Brovig Supply ASA. All shareholders in Brovig Offshore ASA at the time of the demerger received one share in Brovig Supply ASA for one share held in Brovig Offshore ASA.

     The consolidated financial statements presented are the actual financial statements of Brovig Supply ASA and subsidiaries (the "Company") as of and for the six month period ended December 31, 1997.


BASIS FOR PRESENTATION

     The financial statements have been prepared in accordance with Norwegian generally accepted accounting principles ("Norwegian GAAP"). Norwegian GAAP differs in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). For additional information relating to U.S. GAAP and Norwegian GAAP, see note 11.

     The Company maintains its accounting records and prepares its financial statements in Norwegian kroner (NOK). Amounts included in the financial statements and notes are stated in thousands of Norwegian kroner (or thousands of any other currency used herein), except where otherwise noted. The U.S. dollar (USD) amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader at the exchange rate on December 31, 1997 of $1.00= NOK 7.3637. Such translations should not be construed as representations that the NOK amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.


CONSOLIDATION PRINCIPLES

     The Company consists of the parent company Brovig Supply ASA and the wholly-owned subsidiary Brovig Supply Skibs AS. In the accounts of the Company, the purchase cost of the vessels as per July 1, 1997 corresponds to the book value in the accounts of Brovig Offshore ASA as per June 30, 1997. The parent Company's purchase price for the shares in the subsidiary has been eliminated against the equity at the time of purchase. All intercompany items have been eliminated.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


COMPARABLE ACCOUNTING FIGURES FOR 1996

     There are no official, comparable accounting figures for periods prior to July 1, 1997 since both the parent company Brovig Supply ASA and the wholly-owned subsidiary Brovig Supply Skibs AS were established with financial effect from July 1, 1997. Therefore no comparable, official figures are shown in the financial statements.


PRO FORMA FINANCIAL FIGURES FOR 1996

     Pro forma financial figures are additional information to the accounts, and are stated in note 9. In Brovig Supply ASA the depreciation period for the supply ships was extended from 20 years to 25 years. The annual effect of the increased depreciation period of 5 years is about NOK 4 million. The pro forma figures given in note 9 have been adjusted for the change in depreciation period. Pro forma figures stop at "operating income" level.


CASH FLOW STATEMENT

     The indirect method has been used.


CLASSIFICATION OF BALANCE SHEET ITEMS

     Cash, receivables and liabilities are classified as current assets and liabilities if maturity is within one year of the balance sheet date. Assets and liabilities not maturing within a year are classified as non-current assets and long-term liabilities, respectively.

ACCOUNTS RECEIVABLE

     Accounts receivable are recorded at face value less allowance for doubtful accounts. No allowance for losses has been made since the clients are large Norwegian and international oil companies.


FOREIGN CURRENCY

     All amounts are reported in Norwegian kroner (NOK). Items in foreign currency in the profit and loss account are recorded at the exchange rate at the transaction date. Bank deposits, receivables and short-term liabilities denominated in foreign currency are converted using the year-end exchange rate. Long-term debt including first year repayment is recorded at either the drawdown rate or the exchange rate at year-end, whichever is higher.


FIXED ASSETS AND DEPRECIATION

     The ships are included in the balance sheet at their purchase cost less accumulated depreciation. The rate of depreciation is calculated on a straight-line basis over the assets' expected, remaining economic life. In general the expected economic life of a supply vessel is set to 25 years, and any residual value after 25 years is ignored. Upgrading expenses of a vessel which have a major effect on the vessel's capacity or economic life, are capitalized. In the accounts of the Company, the purchase cost of the vessels as per July 1, 1997 corresponds to the book value in the accounts of Brovig Offshore ASA as per June 30, 1997.


DRYDOCKING AND CLASSIFICATION EXPENSES

     Provisions are made for periodic drydocking and classification expenses. Future, total classification expenses are estimated for each vessel at year-end and this year's proportional share of the costs are provided for as liabilities and expensed. The normal procedure for supply ships is that drydocking and classification work take place every second year.


REPORTING OF INCOME AND EXPENSES

     The financial accounts are compiled using the historical cost principle. Income and expenses related to the vessels' voyages are recorded on a daily accrual basis. Normal charter party conditions for supply ships mean that fuel expenses are reimbursed by the charterer. Lube oil is expensed at time of purchase.

TAXES - BROVIG SUPPLY ASA

     Taxes consist of payable taxes and this year's change in deferred taxes. Deferred taxes are calculated at current tax rates based on temporary differences between book and tax values and tax losses carried forward. Brovig Supply ASA has net negative temporary differences after considering tax losses carried forward. The effect of this situation is possible, future tax gains which have not been stated as assets. See note 10. Negative temporary differences in Brovig Supply ASA cannot be used to offset positive temporary differences in Brovig Supply Skibs AS.


TAXES - NEW TAXATION ACT FOR SHIPPING COMPANIES

     Brovig Supply Skibs AS, the subsidiary, was established to satisfy the new tax rules for shipping companies in Norway. Since there are no plans to declare a dividend subject to taxation in the foreseeable future no deferred tax is calculated on the positive temporary differences. (NOK 204.6 million at the time of foundation of the Company)


INCOME TAXES

     Income tax expense includes current taxes and changes in deferred taxes. Deferred taxes are computed in accordance with the liability method, which bases the estimated amount of future taxes to be refunded or paid on the temporary differences between financial and tax reporting bases of assets and liabilities using the prevailing tax laws as of the most recent balance sheet date. Deferred tax assets may only be recorded to the extent there are offsetting deferred tax liabilities and that it is highly probable that such assets will be realized in future periods.

2. Supply ships and newbuilding contract

                            Ownership                            Accumulated     Book     Ordinary
                               Per      Purchase      Additions   depreciation   Value  depreciation
                            31.12.97   cost as per   (disposals)      per        as per      in
Name of vessel, built year  (percent)    01.07.97      in period    31.12.97    31.12.97   period
                            ---------  ------------  -----------  ------------  -------- -----------
M/V Skandi Hawk, 1990. . . .  100           69,600            -        (2,570)   67,030   (2,570)
M/V Skandi Fortune, 1983. .   100           48,267            -        (2,730)   45,537   (2,730)
M/V North Prince, 1978. . .   100           18,474            -        (1,642)   16,832   (1,642)
M/V North Crusader, 1984. .   100           42,395            -        (2,030)   40,365   (2,030)
M/V North Challenger, 1997*.  100           50,750       63,153          (128)  113,775     (128)
                            ---------  ------------  -----------  ------------  -------- -----------
Total supply ships. . . . . . . . . .      229,486       63,153        (9,100)  283,539   (9,100)

*M/V North Challenger was booked as a newbuilding contract as per 01.07.97.  (50 percent was acquired in second half of 1997.


3. Extraordinary expenses

     The shares in Brovig Supply Skibs AS were owned 100 percent by Brovig Offshore ASA until 26.09.97. Through a demerger of Brovig Offshore ASA on this date, the shares were transferred to Brovig Supply ASA. After the demerger a private issue towards new investors took place on 03.10.97. The subscription price was based on projected appraised equity. The extraordinary expense was charged in order to meet the appraised equity level as stated in the demerger prospectus.

4. Additions and disposals of fixed assets last five years

                            Supply ships
                            ------------
1997. . . . Disposals . . .           -
1997. . . . Additions. . .      292,639


5. Shares in subsidiaries

                           Share      No. of     Percent      Total          Book
Name of subsidiary        capital     shares      owned      par value       value
-------------------       -------     -------    -------    -----------    ---------
Brovig Supply Skibs AS . . 87,000     87,000        100        87,000        165,356


6. Long-term debt

     Long-term debt as per 31.12.97 consisted of a multicurrency bank loan in NOK (74 percent) and GBP (26 percent). The GBP part of the loan is booked at the exchange rate at year-end(1GBP=12.25NOK). The interest paid is linked to 3-12 months LIBOR/NIBOR.

     The repayment schedule for the loan is as follows:

         Year                             Amount
--------------------------              ---------
Due in 1998 . . . . . . . . . . . . .     29,275
Due in 1999 . . . . . . . . . . . . .     26,000
Due in 2000. . . . . . . . . . . . .      26,000
Due in 2001 . . . . . . . . . . . . .     26,000
Due in 2002 . . . . . . . . . . . . .     26,000
Due after January 1, 2003 . . . . . .    144,000
                                        ---------
Total long term debt . . . . . . . .     277,275
                                                    17


7. Mortgages

                                                        31.12.97         01.07.97
                                                       ----------        ----------
Mortgage debt . . . . . . . . . . . . . . . . .          277,275           149,780
Book values of assets pledged as security:
Bank deposits and receivables . . . . . . . . .           24,101 	             -
Supply ships . . . . . . . . . . . . . . . . . .         283,539           178,735
                                                       ----------        ----------
Total book value of assets . . . . . . . . . . .         307,640           178,735


8. Changes in shareholders' equity

                                         Share       Reserves       Total
           Brovig Supply                 capital     in group       equity
------------------------------------     -------     ---------     ---------
Equity as per 01.07.97 . . . . . . .     10,846       (115,808)    (104,962)
Private issue, decided on 03.10.97 .     21,692         75,314       97,006
Private issue, decided on 10.10.97 .      2,672         14,984       17,656
Private issue, decided on 03.11.97 .        667          3,844        4,511
Net result for the Group of companies         -          6,243        6,243
                                         -------     ---------     ----------
Equity as per 31.12.97 . . . . . . .     35,877        (15,423)      20,454


     Equity raised through private issues and expenses related to private issues:
Expenses related to equity issues of NOK 3.39 mill. are booked against free reserve/reserve in group. Expenses for raising new equity were ca. 2.8 percent of gross equity raised (NOK 122.56 mill). Net equity raised after deducting for expenses was NOK 119.17 mill.

9. Pro forma figures for the Company

                                          Accounts       Pro forma    Pro forma    Pro forma
                                        2nd half 97     2nd half 96   total 1997   total 1996
                                        -----------     -----------   ----------   -----------
Net freight revenues ships . . . . . . .    54,692          40,596      101,264        77,342
Operating expenses excl. depreciation  .    26,749          23,055       51,883        47,929
                                           -------          ------      -------       -------
Operating income before depreciation . .    27,943          17,541       49,381        29,413
Depreciation . . . . . . . . . . . . . .     9,100           7,992       17,590        15,455
                                           -------          ------      -------       -------
Operating income . . . . . . . . . . . .    18,843           9,549       31,791        13,958



10.  Taxes

Deferred taxes:

                                             31.12.97     01.07.97
                                             ---------    ---------
Gains & losses account  . . . . . . . .       (19,867)     (24,834)
Losses carried forward* . . . . . . . .       (21,036)     (12,452)
Total temporary differences . . . . . .       (40,903)     (37,286)
Deferred tax assets at 28 percent** . .       (11,453)     (10,440)



                                  	Year 1991     Year 1992     Year 1993     Year 1997
                                      ---------     ---------     ---------     ---------
*Year of origin for taxable losses . .    221        11,085          1,146         8,584



** Potential future tax gains have not been stated as an asset.


11.  Subsequent event

     Subsequent to year end, the Company gave notice to cancel the management agreement with Brovig Offshore ASA effective October 1, 1998 under the terms of the Company's loan agreement (see note 6), the bank has the right to terminate its existing loan facility at that time. The bank has given formal notification under the loan agreement at that time dated 7 May 1996 (as subsequently amended) to terminate the loan at that time.

12. Differences between generally accepted accounting principles in Norway and in the United States

     The financial statements are prepared in accordance with the generally accepted accounting principles in Norway, which differ in certain respects from generally accepted accounting principles in the United States.

     Following is a summary of the significant adjustments under U.S. GAAP that would affect the Company's net income and shareholders' equity as of and for the six months ended December 31, 1997.

SIX MONTHS ENDED DECEMBER 31,                               1997     1997
                                                             NOK      USD
                                                            ------   ------
(Amounts in thousands, except for per share amounts)

Reconciliation of net income:
Net income reported under N.GAAP . . . . . . . . . . . .     6,243      848
U.S. GAAP adjustments:
Extraordinary expenses. . . . . . . . . . . . . . . . . .    3,764      511
Deferred taxes on retained earnings of shipping companies   (4,018)    (545)
Deferred taxes on negative temporary differences and
  net operating losses. . . . . . . . . . . . . . . . . .    1,014      137
                                                            ------    ------
Approximate net income under U.S. GAAP. . . . . . . . . .    7,003      951
                                                            ======    ======

Approximate basic and diluted earnings per share              0.94     0.13

AS OF DECEMBER 31,
                                                             1997     1997
                                                             NOK      USD
                                                             ----     ----
(Amounts in thousands, except for per share amounts)

Reconciliation shareholders' equity:
Shareholders' equity reported under N. GAAP . . . . . . . . 20,454    2,778
U.S. GAAP adjustment:
Deferred taxes on retained earnings of shipping companies. (19,229)  (2,611)
Deferred taxes on negative temporary differences and
  net operating losses . . . . . . . . . . . . . . . . . .  11,453    1,555
                                                            ------    ------
Approximate shareholders' equity under U.S. GAAP . . . . .  12,678    1,722
                                                            ======    ======

     Translation of amounts from Norwegian kroner (NOK) into United States dollars (USD) has been made for the convenience of the reader at the exchange rate on December 31, 1997 of $1.00 = NOK 7.3637.

a)   Extraordinary expenses

     Norwegian GAAP defines "extraordinary items" as events or transactions that do not have a regular or frequent occurence over the life of the Company, are material and are not connected to the normal business.

     U.S. standards define "extraordinary items" as events or transactions that are distinguished by both their unusual nature and infrequency of occurence. Extraordinary items take place outside the normal course of business and are not expected to occur again in the foreseeable future.

     As a direct result of the Company's demerger in September 1997, the Company had to pay approximately NOK 3,764 to Brovig Offshore ASA, the sole shareholder before the demerger. This amount was paid to ensure that the appraised equity in the Company after the demerger was equal to the amount represented in the demerger prospectus. As these costs were unrelated to corporate operations and thus are not properly chargeable to expense, the substance of the transaction related to the Company's financing activity and accordingly should be deducted against shareholders equity.

b) Deferred taxes

     Under Norwegian GAAP deferred taxes for companies that will be taxed under the "Shipping Tax Act" are permitted to be calculated based upon the present value of the tax effect on the earnings of the Company's subsidiaries. Under U.S. GAAP deferred taxes are provided at the nominal tax rate for the earnings of its domestic subsidiaries versus the present value.

     The result of applying the nominal tax rate of 28 percent to the temporary differences attributable to the retained earnings of its subsidiaries is to increase deferred taxes and reduce equity by NOK 19,229 (US$ 2,611). The 1997 deferred income tax calculated under SFAS 109 would have been approximately NOK 4,018 (US$ 545).

     The Company has tax assets related to negative temporary differences between book and tax values and net operating losses. Under Norwegian GAAP the benefit of deferred tax assets is not recognized because there is no corresponding deferred tax liability which the assets can be offset against. Under U.S. GAAP the benefit of the deferred tax asset may be recognized if it is more likely than not that the asset will be realized. The Company has determined that it is more likely that not that it will realize the benefit of this deferred tax asset through future taxable earnings. The result of recording deferred tax assets related to negative temporary differences and tax operating loss carry forwards is to increase deferred tax assets and increase equity by NOK 11,453 (US$ 1,555). The 1997 deferred income tax income calculated under SFAS 109 would have been approximately NOK 1,014 (US$ 137).

c)   Classification difference - First year's installment on long-term debt

    The Company presents all amounts that are related to debt facilities which are long-term in nature as long-term liabilities, without classifying amounts due within the following year as a current liability. As of December 31, 1997, NOK 29,275 (US$ 3,976) of amounts classified as long-term borrowings were due within the following year.

     Under U.S. GAAP, amounts that are due or payable within one year of the reporting date are classified as a current liability. Amounts that are due or payable after one year of the reporting date are classified as long-term.

d)   Foreign currency

     Under Norwegian GAAP, items in foreign currency in the statement of operations are booked at the exchange rate on the transaction date at the time they incurred. Bank deposits, short-term receivables and short-term liabilities denominated in foreign currency are converted using the year-end exchange rate. Long-term debt including first year repayment is recorded at either the drawdown rate or the exchange rate at year-end, whichever is the higher. Long-term debt including first year repayment as of December 31, 1997 was converted using the year-end exchange rate.

     Under U.S. GAAP, all assets and liabilities denominated in a foreign currency are translated using the year-end exchange rate and the resulting gains and losses are recognized currently and included in income. The balance sheet is also individually adjusted by the resulting gains and losses.

e)  Earnings Per Share

For the 6 month period ended December 31, 1997

							                   Weighted
									     Average
									     Shares	     Earnings
						          Income	   Outstanding	     Per Share
(Amounts in thousands, except per share amounts)     (Numerator)      (Denominator)      Amount
                                                         NOK                              NOK
                                                     -----------      -------------    ----------
Basic And Diluted Earnings Per Share                     7,003              7,427          0.94


REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
of Brovig Supply ASA and subsidiaries:

     We have audited the accompanying Combined Statement of Operating Revenues less Operating Expenses (the "Statement") of Brovig Supply ASA and Subsidiaries (the "Company") for the twelve month period ended December 31, 1996 and for the six month period ended June 30, 1997. The Statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the Statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in Norway which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement.
We believe that our audit provide a reasonable basis for our opinion.

     The accompanying Combined Statement of Operating Revenues less Operating Expenses of the Company was prepared for the purpose as described in Note 1 and is not intended to be a complete presentation of the results of operations for the Company.

     In our opinion, the statements referred to above present fairly, in all material respects, the Combined Statements of Operating Revenues less Operating Expenses of the Company for the twelve month period ended December 31, 1996 and for the six month period ended June 30, 1997, in conformity with generally accepted accounting principles in Norway.

     Generally accepted accounting principles in Norway vary in certain respects from generally accepted accounting principles in the United States. The application of the latter on the Statement of Operating Revenues less Operating Expenses would have affected the determination of operating income for the twelve month period ended December 31, 1996 and for the six month period ended June 30, 1997 to the extent summarized in Note 4 to the financial statements.

Coopers & Lybrand ANS
Oslo, Norway
April 23, 1998

                          Brovig Supply ASA
           Statements of Operating Revenues Less Operating Expenses for the 12 Month Period Ended December 31, 1996 and the
                    6 Month Period Ended June 30, 1997


                               For the          For the             For the              For the
                               12 month         6 month             12 month             6 month
                             period ended     period ended        period ended        period ended
                          December 31, 1996  June 30, 1997       December 31, 1996     June 30, 1997
                                 NOK              NOK                 USD                  USD
                            -------------     -------------     ----------------     ---------------
                                                                  >
Operating revenues:               77,342            46,572               10,503                6,325

Operating expenses:
Ship operating expenses . .       43,929            23,134                5,966                3,142
Depreciation . . . . . . . .      19,408            10,594                2,636                1,439
                            -------------     -------------     ----------------     ---------------

Total operating expenses . .      63,337            33,728                8,602                4,581
                            -------------     -------------     ----------------     ---------------

Operating income . . . . . .      14,005            12,844                1,901                1,744
                            =============     =============     ================     ===============



The accompanying notes are an integral part of this statement.

1.   Basis of presentation

     The Combined Statement of Operating Revenues less Operating Expenses (the Statement) for the twelve-month period ended December 31, 1996 and for the six-month period ended June 30, 1997 have been prepared in accordance with Norwegian Generally Accepted Accounting Principles.

     Translation of amounts from Norwegian kroner (NOK) into United States dollars (USD) for the six-month period ended June 30, 1997 has been made for the convenience of the reader at the exchange rate on December 31, 1997 of $1.00 = NOK 7.3637. Such translations should not be construed as representations that the NOK amounts represent or have been or could be converted into U.S. dollars at that or any other rate.

     The Company was established on September 26, 1997. Prior to September 26, 1997, the Company was part of Brovig Offshore ASA. The supply vessel activity of Brovig Offshore ASA, a Norwegian shipping Group, was transferred to a wholly-owned, newly established subsidiary of Brovig Offshore ASA named Brovig Supply Skibs AS, with financial effect from July 1, 1997. When Brovig Supply ASA was established, Brovig Supply Skibs AS was transferred as a wholly owned subsidiary to Brovig Supply ASA. For purposes of the Statement, operating revenues less operating expenses have been derived from a certain financial information of Brovig Offshore ASA that relates to the Company. It is the opinion of the Board of Directors of Brovig Offshore ASA that the Company's operating revenue and operating expenses provides the most relevant financial information, and accordingly, the non-operating revenues and expenses have not been included in the Statement.

     This Statement may not be indicative of the operating activity of the Company that may have resulted if the Company had been operating on a stand-alone basis.

2.   Operating income and expense

     The financial accounts are compiled using the historical cost principle. Income and expense related to the vessels' voyages are recorded on a daily accrual basis. Normal charter party conditions for supply ships mean that fuel expenses are reimbursed by the charterer. Lube oil is expensed at time of purchase.

3.   Depreciation

     The rate of depreciation is calculated on a straight-line basis over the assets' expected, remaining economic life. In general the expected economic life of a supply vessel is set to 20 years, and any residual value after 20 years is ignored.

4. Differences between generally accepted accounting principles in Norway and the United States

     The Combined Statement of Operating Revenues less Operating Expenses for the twelve-month period ended December 31, 1996 and for the six-month period ended June 30, 1997, have been prepared in accordance with Norwegian Generally Accepted Accounting Principles(Norwegian GAAP), which differ in certain respects from accounting principles generally accepted in the United States (U.S. GAAP).

     There were no material differences which impacted operating income between Norwegian GAAP and U.S. GAAP for the twelve-month period ended December 31, 1996 and for the six-month period ended June 30, 1997.